SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 15, 2005

                           ONSTREAM MEDIA CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                 000-22849                             65-0420146
            -------------------            ----------------------------------
         (Commission File Number)         (IRS Employer Identification Number)

                 1291 SW 29 Avenue, Pompano Beach, Florida 33069
                   (Address of executive offices and Zip Code)

                                  (954)917-6655
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                                                  EXECUTION COPY

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

         The holders or assignees of the holders of $2,050,000 of the $2,175,000 of additional investment rights granted in December 2004 to the purchasers of our 8% senior secured convertible notes have exercised these rights in a private transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(2) and Regulation D of that act. We received gross proceeds of $2,050,000 from this exercise which we intend to use for general working capital. The individuals or entities which exercised the additional investment rights were all accredited investors. The remaining $125,000 of additional investment rights remain outstanding and exercisable by the holder.

         In connection with such exercise, we have issued an additional $2,050,000 principal amount 8% senior secured convertible notes due four years from the date of issuance; all other terms of such notes are identical to the currently outstanding $4.35 million principal amount 8% senior secured convertible notes. In connection with this exercise of the additional investment right, we issued five year common stock purchase warrants to purchase an aggregate of 717,500 shares of our common stock at an exercise price of $1.65 per share and one year common stock purchase warrants to purchase an aggregate of 2,050,000 shares of our common stock at an exercise price of $1.00 per share. Upon the exercise of the $1.00 warrants, the warrant holder will receive additional five year common stock purchase warrants to purchase 50% of the shares of common stock acquired upon the exercise of the $1.00 warrant at an exercise price of $1.65 per share.

         The issuance of the shares of our common stock upon the possible conversion of the notes issued upon the exercise of the additional investment right, as well as the common stock purchase warrants for 717,500 shares of our common stock, has previously been approved by our shareholders at our annual meeting held on December 15, 2004. We have agreed to use our best efforts to obtain as soon as possible shareholder approval of the issuance of the shares of our common stock underlying the $1.00 warrants and the $1.65 warrants included therein to meet the requirements of Rule 4350(i) of the Nasdaq Marketplace Rules. In connection therewith, we have agreed to file proxy materials with the SEC within 30 days from the closing of these transactions.

         We paid aggregate commissions of $42,500 to five NASD-member broker dealers and issued one of these firms, Olympus Securities, LLC five year common stock warrants to purchase 205,000 shares of our common stock at an exercise price of $1.65 per share as compensation in connection with the exercise of the additional investment rights.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.     Description
-----------     -----------

4.1             Form of 8% senior secured convertible note (1)
4.2             Form of $1.65 common stock purchase warrant (1)
10.1            Form of  Letter Agreement

(1) Incorporated by reference to the registrant's Current Report on Form 8-K/A as filed with the SEC on January 4, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ONSTREAM MEDIACORPORATION

                                By: /s/ Randy S. Selman
                                    -------------------------
February 15, 2005                   Randy S. Selman, CEO